UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials.
☒	Soliciting Material under Sec. 240.14a-12.

Apartment Income REIT Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Information About the AIR ESPP

This notice is intended to provide you with important information about your participation in the Apartment Income REIT Corp. Employee Stock Purchase Plan (the “ESPP”).

1.	Missed Payroll Deductions for the April 16, 2024, Payroll

Due to a coding issue with the April 16 payroll, payroll deductions authorized by those teammates enrolled in the ESPP were not made.

In order to make up for this missed payroll deduction, teammates enrolled in the ESPP will be allowed to elect an additional payroll deduction to be taken from the May 14 payroll.  If you want to increase your deduction in order to make up for the missed deduction from the May 14 payroll, you must notify the Benefits Hotline no later than 5:00 pm MT on May 6, 2024.  If you do not take any action, only your regular deduction will be taken from that payroll.  You will not be given another opportunity to make up for that missed deduction.

2.	Termination of the AIR ESPP

Under the terms of the merger agreement between AIR and affiliates of Blackstone, the ESPP will be terminated immediately prior to, and subject to, the closing of the merger.  We expect, subject to the SEC review of the merger proxy statement and the shareholder vote, that the closing date of the merger will be in the third quarter.

Your ESPP payroll deductions will continue through May 28, 2024, and no ESPP contributions will be deducted from payroll after May 28, 2024.

Your accumulated payroll deductions from April 1, 2024 through May 28, 2024 will be used to purchase whole and fractional shares of AIR common stock on May 28, 2024.  Your Computershare account will continue to hold any shares of AIR common stock that you have purchased through the ESPP until the close of the merger.

Each of your shares of AIR common stock purchased through the ESPP, as with all other shares of AIR common stock held by AIR shareholders, will be cancelled in exchange for a payment in the amount of $39.12 for each such share.

No further offering periods or purchase periods will commence after May 28, 2024. We do not expect that an ESPP will be offered after the closing of the merger.

If you have any questions about the ESPP, please contact the Benefits Hotline at benefitshotline@aircommunities.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the transaction, including financial estimates and statements as to the expected timing, completion and effects of the transaction. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding the transaction, are based on the Apartment Income REIT Corp.’s (the “Company”) current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the parties’ ability to complete the transaction on the anticipated terms and timing, or at all, including the Company’s ability to obtain the required stockholder approval, and the parties’ ability to satisfy the other conditions to the completion of the transaction; (ii) potential litigation relating to the transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the transaction will harm the Company’s business, including current plans and operations, including during the pendency of the transaction; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (vi) legislative, regulatory and economic developments; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the transaction that could affect the Company’s financial performance; (viii) certain restrictions during the pendency of the transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (x) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Special Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

These risks, as well as other risks associated with the transaction, will be more fully discussed in the proxy statement that will be filed by the Company with the SEC in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Important Additional Information and Where to Find It

This communication is being made in connection with the transaction. In connection with the transaction, the Company will file a proxy statement on Schedule 14A and certain other documents regarding the transaction with the SEC. Promptly after filing its definitive proxy statement with the SEC, the definitive proxy statement will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED BY THE COMPANY WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Company stockholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov). In addition, the Company’s stockholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (www.aircommunities.com). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the transaction (if and when they become available). You may obtain free copies of these documents using the sources indicated above.